freshstart
PRIVATE
breaking the cycle of alcohol addiction

May 13, 2013

Mr. Alberto Botello
c/o Interticket USA
4 Park Plaza
Irvine, CA 92614

LETTER OF INTENT

Re: LICENSE AND DISTRIBUTION AGREEMENT IN ALL TERRITORIES AND COUNTRY OF MEXICO

Dear Mr. Botello:

This letter ("Letter of Intent") is for the purpose of securing a preliminary understanding between Fresh Start Private Management Inc. ("Fresh Start") and Mr. Alberto Botello ("Mexico Party") and to serve as a preliminary basis for negotiating a written agreement ("Agreement") that will contain additional material terms, conditions and provisions not yet negotiated or agreed upon by the parties for license and distribution agreement in the territories and country of Mexico. The proposed terms and conditions of the Agreement are as follows:

1. **PROPOSED TERMS AND CONDITIONS.** Mexico Party desires to obtain the right to use and distribute certain therapeutic programs and products; where Fresh Start owns or has the rights to certain therapeutic programs and products. Fresh Start desires to grant to Mexico Party the right to use and distribute certain therapeutic programs and products, and Fresh Start seeks to secure significant distribution efforts from Mexico Party in the Territory. In consideration for the rights granted to Mexico Party and other obligations imposed upon Fresh Start, Mexico Party shall pay a one-time, up-front royalty fee in the amount still to be determined, and an on-going royalty for the implant (Implant shall mean the most current implant used regularly by Fresh Start Naltrexone compound manufactured by Trinity Rx Solutions, Inc.) in the amount still to be determined.

2. **FRESH START PRIVATE MANAGEMENT INC.** Based in Orange County California, Fresh Start Private has created a uniquely comprehensive alcohol treatment program that incorporates all of the essential elements for successful alcohol addiction recovery. Fresh Start Private is designed to treat and to heal both the mind and the body. Our alcohol rehabilitation program is a two-part program that includes: (i) the insertion of a Naltrexone Implant, by licensed medical physician, that is believed to reduce physical cravings of alcohol; and (ii) life counseling that focuses on the mental addiction of alcoholism.

   Naltrexone Implant: Our unique program has reduced physical cravings for numerous patients suffering from alcoholism. The medical implantation procedure is believed to reduce cravings for alcohol up to 12 months, during which time we focus on addressing the mental dependence

on alcohol. The implant device is a Naltrexone pellet that is the size of a marble and inserted via an outpatient surgical procedure into the lower abdomen of the patient. The Naltrexone pellet will be absorbed by the body up to a 12 month period and will automatically dissolve and not need to be removed.

3. Mexico Party shall not enter into any further material agreements with respect to any alcohol treatment programs without the prior written consent of Fresh Start Private within the duration of the LOI. The parties agree that the remedy of any party at law for an actual or threatened breach of this LOI or definitive agreement, if any, would be inadequate and that in the event of such actual or threatened breach, in addition to any other remedy available to it, such party shall be entitled to specific performance hereof, injunctive relief, or both, or other appropriate judicial remedy, writ or order.

4. The signatures of the parties on this document indicate that the general framework of the relationship has been accepted and that they are prepared to proceed with the transaction and enter a more detailed definitive agreement based on the terms and conditions of this LOI. Both parties understand and agree that a definitive agreement shall contain such further and other provisions as is necessary in each of their respective opinions and as they shall mutually agree upon.

5. **EFFECT; ENFORCEABILITY. THIS LETTER OF INTENT DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR LICENSE, OR AN AGREEMENT PURCHASE OR LICENSE, AND NO SUCH AGREEMENT SHALL BE DEEMED TO EXIST. THIS LETTER OF INTENT IS NOT INTENDED AS, AND DOES NOT CONSTITUTE, A BINDING AGREEMENT BY EITHER PARTY OR AN AGREEMENT BY EITHER PARTY TO ENTER INTO A BINDING AGREEMENT, BUT IS MERELY INTENDED TO SPECIFY SOME OF THE PROPOSED TERMS AN CONDITIONS OF THE PROPOSED AGREEMENT CONTEMPLATED HEREIN. NEITHER APRTY MAY CLAIM ANY LEGAL RIGHTS AGAINST THE OTHER BY REASON OF THE SIGNING OF THIS LETTER OF INTENT, THE TAKING OF ANY ACTION IN RELIANCE THEREON, OR THE FAILURE OF EITHER PARTY TO NEGOTIATE OR TO NEGOTIATE IN GOOD FAITH REGARDING THE SUBJECT MATTER OF THIS LETTER OF INTENT. EITHER PARTY MAY TERMINATE THIS LETTER OF INTENT UPON WRITTEN NOTICE TO THE OTHER PARTY. NEITHER PARTY HERETO SHALL HAVE ANY LEGAL OR FINANCIAL OBLIGATIONS TO THE OTHER WITH RESPECT TO THE PROPOSED TRANSACTIONS CONTEMPLATED HEREIN UNLESS AND UNTIL ALL THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACITON HAVE BEEN NEGOGIATED AND AGREED TO BY THE PARTIES HERETO AND SET FORTH IN A BINDING AGREEMENT WHICH HAS BEEN PROPERLY APPROVED, AUTHORIZED AND EXECUTED BY PARTIES IN ACCORDANCE WITH ALL NECESSARY CORPORATE OR OTHER ACTION.**

Very truly yours,

FRESH START PRIVATE MANAGEMENT, INC.

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Approved:

Signature: _______________

Printed Name: Alberto Botello

Its: _______________